SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                        (AMENDMENT NO. . . . . . . . . )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (section)240.14a-11(c)or(section)240.14a-12


                      Apple Residential Income Trust, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] $125 per Exchange Act Rules  0-11(c)(1)(ii),  14a-6(i)(1),  14a-6(i)(2)  or
    Item 22(a)(2) of Schedule 14A.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:

       --------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

       --------------------------------------------------


     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       --------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
                              --------------------------------------------------

     2) Form, Schedule or Registration Statement No.:
                                                --------------------------------

     3) Filing Party: ----------------------------------------------------------

     4) Date Filed: ------------------------------------------------------------

                      APPLE RESIDENTIAL INCOME TRUST, INC.

                                  APRIL 3, 1998

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON TUESDAY, MAY 12, 1998

     The Annual Meeting of Shareholders of Apple Residential Income Trust, Inc. (the "Company") will be held at the Company's executive offices, 306 East Main Street, Richmond, Virginia 23219, on Tuesday, May 12, 1998 at 10 a.m. for the following purposes:

     1. To elect four (4) directors to serve for the ensuing year.

     2. To transact such other business as may properly come before the meeting.

     The holders of common shares of record at the close of business on March 20, 1998 are entitled to vote at the meeting. If you are present at the meeting, you may vote in person even though you have previously delivered your proxy.

     The proxy card with which to vote your shares is located in the window pocket of the envelope in which these proxy materials were mailed. If necessary, an additional proxy card may be obtained by calling David S.McKenney at (804) 643-1761.


                                        By Order of the Board of Directors


                                        Stanley J. Olander, Jr.
                                        Secretary

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                     APPLE RESIDENTIAL INCOME TRUST, INC.
                                PROXY STATEMENT
                                 APRIL 3, 1998

GENERAL

     The enclosed proxy is solicited by the directors of Apple Residential Income Trust, Inc. (the "Company") for the Annual Meeting of Shareholders to be held at the Company's executive offices, 306 East Main Street, Richmond, Virginia 23219, on Tuesday, May 12, 1998 at 10 a.m. (the "Annual Meeting"). The proxy may be revoked at any time prior to voting thereof by giving written notice to the Company of intention to revoke or by conduct inconsistent with continued effectiveness of the proxy, such as delivery of a later dated proxy or appearance at the meeting and voting in person the shares to which the proxy relates. Shares represented by executed proxies will be voted, unless a different specification is made therein, FOR election as directors of the persons named therein.



     This proxy statement and the enclosed proxy were mailed on April 10, 1998 to shareholders of record at the close of business on March 20, 1998 (the "Record Date"). In conjunction therewith, the Company mailed to each shareholder of record as of the Record Date an Annual Report that includes audited consolidated financial statements for the year ended December 31, 1997.



     At the close of business on the Record Date, the Company had 16,708,806 common shares ("Shares") outstanding and entitled to vote. Each Share has one vote on all matters including those to be acted upon at the Annual Meeting. The holders of a majority of such Shares present at the Annual Meeting in person or represented by proxies constitute a quorum. If a quorum is present, the four candidates receiving the greatest number of affirmative votes of Shares represented and voting at the Annual Meeting will be elected directors of the Company for the four positions being voted upon even though the candidates do not receive a majority of the votes cast. Shareholders who wish to abstain from voting on the election of directors may do so by specifying that their vote for any or all of the nominees be withheld in the manner provided in the enclosed proxy, and the Shares otherwise votable by such shareholders will not be included in determining the number of Shares voted for such nominees. The Company will comply with instructions in a proxy executed by a broker or other nominee shareholder that fewer than all of the Shares of which such shareholder is the holder of record on the Record Date are to be voted on a particular matter. All such Shares which are not voted will be treated as Shares as to which vote has been withheld.

     The mailing address of the Company is 306 East Main Street, Richmond, Virginia 23219. Notice of revocation of proxies should be sent to that address, to the attention of David S. McKenney.

     THE COMPANY WILL PROVIDE SHAREHOLDERS, WITHOUT CHARGE (EXCEPT FOR EXHIBITS), A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1997, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THEREIN, ON WRITTEN REQUEST TO STANLEY J. OLANDER, JR., SECRETARY OF THE COMPANY, AT THE MAILING ADDRESS FOR THE COMPANY SET FORTH ABOVE.

OWNERSHIP OF EQUITY SECURITIES

     "Beneficial Ownership" as used herein has been determined in accordance with the rules and regulations of the Securities and Exchange Commission and is not to be construed as an admission that any of such Shares are in fact beneficially owned by any person. As of the Record Date, there are no shareholders known to the Company who own beneficially more than 5% of the outstanding Shares.

     Beneficial Ownership of Shares held by directors and executive officers of the Company as of the Record Date is indicated in the table below. Each person named in the table and included in the director/officer group has sole voting and investment powers as to such Shares, or shares such powers with his or her spouse and minor children, if any.

                                                                NUMBER OF SHARES
                           NAME                              BENEFICIALLY OWNED(1)     PERCENT OF CLASS
---------------------------------------------------------   -----------------------   -----------------
Lisa B. Kern . ..........................................            6,850.00                 *
Glade M. Knight(2) ......................................            6,117.05                 *
Penelope W. Kyle ........................................            7,350.00                 *
Bruce H. Matson .........................................            6,850.00                 *
All directors and executive officers as a group .........           27,167.05                 *

----------
* Less than one percent of outstanding Shares.

(1) Includes Shares that may be acquired upon the exercise of stock options, as follows: Mss. Kern and Kyle and Mr. Matson -- 6,850 Shares each at $10 per Share.

(2) In addition, Mr. Knight owns 170,000 Class B Convertible Shares. The Class B Convertible Shares are convertible upon the occurrence of certain events into Shares pursuant to a formula based upon the gross proceeds raised by the Company through the date of conversion.

ELECTION OF DIRECTORS

     NOMINEES FOR DIRECTORS. At the Annual Meeting, four (4) directors are to be elected, each to hold office until the next annual meeting of Shareholders, or until his or her successor is duly elected and qualified, except in the event of death, resignation or removal. The nominees for election to the four positions on the Board of Directors to be voted upon at the Annual Meeting are Lisa B. Kern, Glade M. Knight, Penelope W. Kyle and Bruce H. Matson. Unless otherwise specified, proxies solicited hereby will be voted FOR the election of the nominees listed, except that in the event any of those named should not continue to be available for election, discretionary authority may be exercised to vote for a substitute. No circumstances are presently known that would render any nominee named herein unavailable. All of the nominees are now members of the Board of Directors. Mr. Knight was originally elected by a Consent of Sole Shareholder dated August 7, 1996, Ms. Kyle and Mr. Matson were originally elected by a Consent of Sole Shareholder dated November 18, 1996, and Ms. Kern was originally elected by a Consent of Sole Shareholder dated December 10, 1996.

     The nominees, their ages, the year of election of each to the Board of Directors of the Company, their principal occupations during the past five years or more, and directorships of each in public companies in addition to the Company, and the executive officers of the Company, are as follows:

     GLADE M. KNIGHT, 53, is Chairman, Chief Executive Officer and President of the Company. Since 1972, Mr. Knight has held executive and/or ownership positions in several corporations involved in the management of and investment in real estate, and has served, directly or indirectly, as a general or limited partner of 71 limited partnerships owning 80 properties comprising over 13,000 apartment units. Mr. Knight is also a director, Chairman of the Board and President of Cornerstone Realty Income Trust, Inc. Cornerstone Realty Income Trust, Inc. is a real estate investment trust which at December 31, 1997 owned 51 apartment communities comprising 11,922 apartment units in the mid-Atlantic and southeastern United States. Mr. Knight was first elected to the Board of the Company in 1996.

     PENELOPE W. KYLE, 50, is a director of the Company. Ms. Kyle has been the director of the Virginia Lottery since September 1, 1994. Ms. Kyle worked in various capacities for CSX Corporation and its affiliated companies from 1981 until August 1994. She served as Vice President, Administration and Finance for CSX Realty, Inc. beginning in 1991, as Vice President, Administration for CSX Realty, Inc. from 1989 to 1991, and as Assistant Vice President and Assistant to the President for CSX Realty, Inc. from 1987 to 1989. Ms. Kyle is also a director of Cornerstone Realty Income Trust, Inc. Ms. Kyle was first elected to the Board of the Company in 1996.

     LISA B. KERN, 37, is a director of the Company. Ms. Kern is a portfolio manager and Vice President of Davenport & Co., LLC, an investment banking firm, in Richmond, Virginia. Previously, Ms. Kern was a Vice President with Crestar Bank's Trust and Investment Management Group from 1989 to 1996. Ms. Kern was first elected to the Board of the Company in 1996.

     BRUCE H. MATSON, 40, is a director of the Company. Mr. Matson is a Vice President and director of the law firm of LeClair Ryan, a Professional Corporation, in Richmond, Virginia. Mr. Matson has practiced law since 1983. Mr. Matson was first elected to the Board of the Company in 1996.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE FOUR NOMINEES.

COMMITTEES OF THE BOARD

     The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee as its standing committees. The Board of Directors has no nominating committee.

     The Executive Committee has, to the extent permitted by law, all powers vested in the Board of Directors except such powers specifically denied the Committee under the Company's Bylaws. Ms. Kyle and Messrs. Knight and Matson are the members of the Executive Committee.

     The Audit Committee oversees the relationship between the Company and its independent auditors, monitors the reasonableness of Company expenses and declares distributions to shareholders. Mss. Kern and Kyle are the current members of the Audit Committee. The Board expects to appoint a third member to the Audit Committee shortly.



     The Compensation Committee administers the Company's incentive and stock option plans, and oversees the compensation and reimbursement of directors and officers of the Company. The members of the Compensation Committee are Mr. Matson and Ms. Kyle.



     During 1997, the Board of Directors held five meetings and the Executive Committee held no meetings. The Audit Committee met three times during the year and the Compensation Committee met one time. Each director attended at least 75% of the aggregate of the number of meetings of the Board and of the committees to which he or she was assigned.

COMPENSATION OF DIRECTORS


     During 1997, independent directors (Mss. Kern and Kyle and Mr. Matson) received annual directors' fees of $5,000 plus $500 for each meeting of the Board and $100 for each committee meeting attended; however, independent directors did not receive any compensation for attending a committee meeting if it occurred on the same day as a meeting of the entire Board of Directors. Non-independent directors received no compensation from the Company for their service as directors. All directors were reimbursed by the Company for their travel and other out-of-pocket expenses incurred in attending meetings of the directors or a committee and in conducting the business of the Company.


     In addition, in 1997, each independent director received an option to purchase 6,850 Shares, exercisable at $10 per Share. Independent directors will receive additional Share options in 1998 and future years under the Company's Non-Employee Directors Stock Option Plan.

EXECUTIVE OFFICERS

     The Company's sole executive officer is Glade M. Knight. Information with regard to Mr. Knight is set forth above under the caption "Election of Directors."

COMPENSATION OF EXECUTIVE OFFICERS

     The Company did not pay a salary to its sole executive officer for the year ending December 31, 1997. The Company operates as an "externally-advised" and "externally-managed" real estate investment trust ("REIT"). See "Certain Relationships and Agreements -- Management Contracts."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION



     The Company's Compensation Committee is comprised of Penelope W. Kyle and Bruce H. Matson. Ms. Kyle's husband is a partner in the law firm of McGuire, Woods, Battle & Boothe LLP, which serves as general counsel to the Company. The representation of the Company by McGuire, Woods, Battle & Boothe LLP is expected to continue in 1998.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee determines compensation arrangements for the Company's executive officers and administers the Company's Incentive Plan, pursuant to which Share options and restricted Shares may be issued to eligible officers and employees.

     Currently, the Company does not pay salaries to its executive officers and it is not expected that the Company will pay salaries to its executive officers as long as it remains an "externally-advised" and "externally-managed" REIT. In 1997, no Share options or restricted Shares were issued to the Company's officers or employees. The Compensation Committee expects that it may issue Share options and/or restricted Shares to selected Company officers and employees in 1998 and in future years. The Compensation Committee intends to propose and recommend grants that reward officers and employees for actions that benefit the Company and its shareholders and that align the interests of the officers and employees with those of the Company and its shareholders.

     In December 1997 the Compensation Committee approved and adopted a plan pursuant to which certain employees of the Company would be eligible for grants of options to purchase up to 87,000 common shares (in the aggregate for all such employees) based upon such employees and/or the Company meeting or exceeding performance goals for 1998 as specified by the Chairman. If such performance goals are met, such options are expected to be issued to eligible persons (who are still employees) in the early part of 1999.



                                        Penelope W. Kyle
                                        Bruce H. Matson



CERTAIN RELATIONSHIPS AND AGREEMENTS

     MANAGEMENT CONTRACTS. The Company operates as an "externally-advised" and "externally-managed" REIT. Through subcontract agreements, Cornerstone Realty Income Trust, Inc. ("Cornerstone") serves as the advisor to and as the manager of the properties of the Company. In addition, Cornerstone provides property acquisition services to the Company.

     Prior to March 1, 1997, the Company entered into a separate management agreement with Apple Residential Management Group, Inc. (the "Management
Company") with respect to each property acquired. Under the terms of these agreements, the Company was obligated to pay the Management Company a management fee equal to 5% of gross rental income from the related property plus reimbursement of certain expenses. Prior to March 1, 1997, under the terms of the advisory agreement with Apple Residential Advisors, Inc. (the "Advisor"), the Company was obligated to pay to the Advisor an annual advisory fee of up to 0.25% of the Company's assets based on certain performance criteria. Prior to March 1, 1997, Mr. Knight was the sole owner of the Management Company and the Advisor. Effective March 1, 1997, with the approval of the Company, Cornerstone entered into subcontract agreements with the Management Company and the Advisor whereby Cornerstone provides advisory and property management services to the Company in exchanges for fees and expense reimbursement on the same terms described above. For the period prior to March 1, 1997, the Company paid to the Management Company a management fee plus reimbursement of certain expenses in the amount of $52,375 and to the Advisor an advisory fee in the amount of $14,894. For the period from March 1, 1997 through December 31, 1997, the Company paid to Cornerstone $822,934 in management and advisory fees and $214,961 for certain reimbursable items.

     Prior to March 1, 1997, under the terms of the acquisition agreement with Apple Realty Group, Inc. (the sole owner of which was Mr. Knight), the Company was obligated to pay Apple Realty Group, Inc. a brokerage commission of 2% of the gross purchase price of each property acquisition. Effective March 1, 1997, with the approval of the Company, Cornerstone acquired all the assets of Apple Realty Group, Inc., including the rights to the acquisition agreement. The purchase price for the assets was $2 million, paid $350,000 in cash and $1,650,000 in Cornerstone common shares (150,000 Cornerstone common shares valued at $11 per common share). For the period prior to March 1, 1997, the Company paid to Apple Realty Group, Inc. fees in the amount of $624,382. For the period from March 1, 1997 through December 31, 1997, the Company paid to Cornerstone approximately $1,116,566 under the acquisition agreement.

     OTHER RELATIONSHIPS. The husband of Penelope W. Kyle, who is a director of the Company, is a partner in McGuire, Woods, Battle & Boothe LLP, which serves as general counsel to the Company.

INDEPENDENT PUBLIC ACCOUNTANT

     The firm of Ernst & Young LLP served as independent auditors for the Company in 1997. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. He will have an opportunity to make a statement if he so desires and will be available to answer appropriate questions from shareholders. The Board of Directors is expected to retain Ernst & Young LLP as the Company's independent auditors for 1998.

MATTERS TO BE PRESENTED AT THE 1999 ANNUAL MEETING OF SHAREHOLDERS

     Any qualified shareholder wishing to make a proposal to be acted upon at the Annual Meeting of Shareholders in 1999 must submit such proposal, to be considered by the Company for inclusion in the Proxy Statement, to the Company at its executive offices in Richmond, Virginia, no later than December 11, 1998.

OTHER MATTERS

     Management knows of no matters other than those stated above likely to be brought before the Annual Meeting. However, if any matters not now known come before the Annual Meeting, the persons named in the enclosed Proxy are expected to vote the Shares represented by such Proxy on such matters in accordance with their best judgment.

     THE COMPANY DEPENDS UPON ALL SHAREHOLDERS PROMPTLY SIGNING AND RETURNING THE ENCLOSED PROXY CARD TO AVOID COSTLY SOLICITATION. YOU CAN SAVE THE COMPANY CONSIDERABLE EXPENSE BY SIGNING AND RETURNING YOUR PROXY CARD IMMEDIATELY.

PROXY                    APPLE RESIDENTIAL INCOME TRUST, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints David S. McKenney, Martin B. Richards and James W. C. Canup as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all the common shares of Apple Residential Income Trust, Inc. held of record by the undersigned on March 20, 1998 at the Annual Meeting of Shareholders to be held on May 12, 1998 or any adjournment thereof.


     The Board of Directors recommends a vote "FOR" for item 1.
1. ELECTION OF DIRECTORS
   FOR all nominees listed below [ ]               WITHHOLD AUTHORITY
                                         to vote for all nominees listed below[]



   Glade M. Knight, Penelope W. Kyle,
   Bruce H. Matson, and Lisa B. Kern
   (INSTRUCTIONS: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)

2. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting to the extent such are matters (i) that the Board of Directors did not know, a reasonable time before the solicitation of proxies, were to be presented at the Annual Meeting, or (ii) that are incident to the conduct of the Annual Meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE.

Please indicate whether you plan to attend the Annual Meeting in person:
[ ] Yes  [ ] No

Dated: ___________________ , 1998

                                                 -------------------------------
                                                 Print Name


                                                 -------------------------------
                                                 Signature

                                                --------------------------------
                                                 Signature if held jointly

                                                 Please  print exact  name(s) in
                                                 which  shares  are  registered,
                                                 and   sign   exactly   as  name
                                                 appears.  When  shares are held
                                                 by joint  tenants,  both should
                                                 sign. When signing as attorney,
                                                 executor,        administrator,
                                                 trustee  or  guardian,   please
                                                 give full  title as such.  If a
                                                 corporation,   please  sign  in
                                                 full    corporate    name    by
                                                 President  or other  authorized
                                                 officer.   If  a   partnership,
                                                 please sign in partnership name
                                                 by authorized person.

Please mark, sign, date and return the Proxy Card promptly using the enclosed envelope.